Exhibit 32.2

CERTIFICATION

In connection with the Annual Report on Form 10-K of Fannie Mae (formally, the Federal National Mortgage Association) for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen M. Swad, Executive Vice President and Chief Financial Officer of Fannie Mae, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Fannie Mae.

/s/  Stephen M. Swad

Name:     Stephen M. Swad

Title:	Executive Vice President and
Chief Financial Officer

Date: February 27, 2008

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.